UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 20, 2016

Pieris Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37471	30-0784346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 State Street, 9th Floor

Boston, MA

United States

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 857-246-8998

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On September 20, 2016, the Board of Directors (the “Board”) of Pieris Pharmaceuticals, Inc. (the “Company”), following the recommendation of the Nominating and Corporate Governance Committee of the Board, elected Christopher Kiritsy, President and Chief Executive Officer of Arisaph Pharmaceuticals, Inc. (“Arisaph”), to the Board to serve as a Class I Director with a term expiring at the Company’s 2018 annual meeting of stockholders.

Mr. Kiritsy, a co-founder of Arisaph, has served as its President and Chief Executive Officer since 2005 and served as a director of Arisaph since 2000. Prior to joining Arisaph, Mr. Kiritsy held several roles at Kos Pharmaceuticals, Inc. (“Kos”), a formerly public pharmaceutical company that was acquired by Abbott Laboratories in 2006, including serving as its Executive Vice President, Corporate Development and Chief Financial Officer of Kos.. In addition to serving on the board of directors of Arisaph, Mr. Kiritsy serves on the board of directors and as chair of the audit company of Melinta Therapeutics, Inc., a private biopharmaceutical company. Mr. Kiritsy holds an A.B. in biology from Bowdoin College and an M.B.A. from Boston University.

In connection with Mr. Kiritsy’s election to the Board, and pursuant to the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”), the Board granted to Mr. Kiritsy a non-statutory stock option to purchase up to 30,000 shares of the Company’s common stock. The stock option will have an exercise price per share of $1.59, the closing price of the Company’s common stock on The NASDAQ Capital Market on the date of grant. The stock option will vest in equal quarterly installments at the end of each successive quarter following the date of grant, subject to Mr. Kiritsy’s continued service as a director.

In addition, Mr. Kiritsy is entitled to receive an annual cash retainer of $25,000 for his service as a non-employee director of the Company.

Also in connection with Mr. Kiritsy’s election to the Board, Mr. Kiritsy and the Company will enter into an indemnification agreement in the form the Company has entered into with certain of its other non-employee directors, which form is filed as Exhibit 10.10 to the Company’s Current Report on Form 8-K (File No. 333-190728) filed by the Company on December 18, 2014. Under this agreement, the Company will agree, among other things, to indemnify Mr. Kiritsy for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by him in any action or proceeding arising out of his service as one of the Company’s directors.

There are no arrangements or understandings between Mr. Kiritsy and any other person pursuant to which Mr. Kiritsy was appointed as a director. There are no transactions to which the Company is a party and in which Mr. Kiritsy has a material interest that is required to be disclosed under Item 404(a) of Regulation S-K. Mr. Kiritsy has not previously held any positions with the Company and has no family relations with any directors or executive officers of the Company.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release dated September 22, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIERIS PHARMACEUTICALS, INC.

Date: September 22, 2016	/s/ Darlene Deptula-Hicks
Darlene Deptula-Hicks
Senior Vice-President and Chief Financial Officer